UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

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PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 19, 2008

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MONADNOCK BANCORP, INC.
(Exact name of registrant as specified in its charter)

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Maryland	20-4649880

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1 Jaffrey Road, Peterborough, NH	03458

(Address of Principal Executive Offices)	(Zip Code)

(603) 924-9654

(Registrant's telephone number)

___________________

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

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Item 1.01	Entry into a Material Definitive Agreement

      On December 19, 2008, Monadnock Bancorp, Inc. (the "Company") entered into a Letter Agreement, which includes a Securities Purchase Agreement (together, the "Purchase Agreement"), with the United States Department of the Treasury ("Treasury Department") pursuant to which the Company has issued and sold to Treasury: (i) 1,834 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share (the "Series A Preferred Stock"), having a liquidation amount per share of $1,000, for a total purchase price of $1,834,000, and (ii) a warrant (the "Warrant") to purchase 92.00092 shares of the Company's Fixed Rate Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share (the "Series B Preferred Stock"), with a liquidation amount of $1,000 per share, at an exercise price per share of $0.01. The Company intends to contribute to Monadnock Community Bank, its subsidiary, 90% of the proceeds of the sale of the Series A Preferred Stock. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

      The Warrant has a ten year term and is immediately exercisable. Immediately following the issuance of the Series A Preferred Stock and the Warrant, the United States Treasury exercised its rights under the Warrant to acquire 92 shares of the Series B Preferred Stock through a cashless exercise. A copy of the Warrant is attached as Exhibit 4.3 and is incorporated herein by reference.

      The Series A Preferred Stock pays cumulative dividends at a rate of 5% per annum for the first five years and thereafter at a rate of 9% per annum. The Company may not redeem the Series A Preferred Stock during the first three years except with proceeds from a "qualified equity offering" (as defined in the Articles Supplementary filed as Exhibit 4.1 hereto). After three years, the Company may, at its option, redeem the Series A Preferred Stock at the liquidation amount plus accrued and unpaid dividends. The Series A Preferred Stock is generally non-voting. The Series B Preferred Stock pays cumulative dividends at a rate of 9% per annum. The Series B Preferred Stock generally has the same rights and privileges as the Series A Preferred Stock.

      The Series A Preferred Stock and the Warrant were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. The Company has agreed to register for resale the Series A Preferred Stock and the Series B Preferred Stock upon the request of the Treasury Department. The Purchase Agreement provides that neither the Series A Preferred Stock nor the Series B Preferred Stock will be subject to any contractual restrictions on transfer, except that the Treasury Department and its transferees may not effect any transfer of the Series A Preferred Stock or the Series B Preferred Stock that would cause the Company to otherwise become subject to the periodic reporting requirements of the Securities Exchange Act of 1934. The Purchase Agreement also provides for certain restrictions on dividend payments and stock repurchases by the Company as discussed in Item 3.03.

      Pursuant to the Purchase Agreement, the closing was subject to each of the Company's Senior Executive Officers (as defined in subsection 111(b)(3) of the Emergency Economic Stabilization Act of 2008 (the "EESA") and regulations issued thereunder), delivering to the Treasury Department a written waiver voluntarily waiving any claim against the Treasury Department or the Company of any changes to such Senior Executive Officer's compensation or

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benefits that are required to comply with the regulations issued by the Treasury Department under the Troubled Assets Relief Program ("TARP") Capital Purchase Program as published in the Federal Register on October 20, 2008 and acknowledging that the regulations may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called "golden parachute" agreements)(collectively, "Benefit Plans") as they relate to the period the Treasury Department holds any equity or debt securities of the Company acquired through TARP Capital Purchase Program. The waivers were effective December 19, 2008, and are attached as Exhibit 10.2 hereto and incorporated herein by reference.

      The closing also was subject to the Company effecting changes to its Benefits Plans with respect to its Senior Executive Officers, as may be necessary, during the period that the Treasury Department owns any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, to comply with Section 111(b) of the EESA as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the closing date. The Purchase Agreement required the consent of those Senior Executive Officers to the extent necessary for the changes to be legally enforceable. The amendments effecting such changes and related consent, each effective December 19, 2008, are attached to Exhibit 10.3 hereto and are incorporated herein by reference.

      In the Purchase Agreement, the Company agreed that, until such time as the Treasury Department ceases to own any debt or securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its Benefit Plans with respect to its Senior Executive Officers comply with Section 111(b) of the EESA as implemented and any guidance or regulation under the EESA that has been issued and is in effect as of the closing date. The Company has also agreed not to adopt any Benefit Plans with respect to, or which cover, its Senior Executive Officers that do not comply with the EESA.

Item 3.02.	Unregistered sales of equity securities.

The information set forth under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by reference.

Item 3.03.	Material modification to rights of security holders.

      Prior to December 19, 2011, unless the Company has redeemed the Series A Preferred Stock and the Series B Preferred Stock or the Treasury Department has transferred the Series A Preferred Stock and the Series B Preferred Stock to a third party, the consent of the Treasury Department will be required for the Company to (1) declare or pay any dividend (the Company does not currently pay, and has never paid, a dividend) or make any distribution on its common stock or (2) redeem, purchase or acquire any shares of its common stock or other equity or capital securities, other than in connection with benefit plans consistent with past practice and certain circumstances specified in the Purchase Agreement. In addition, prior to December 19, 2011, the Company may not redeem any of the Series A Preferred Stock or Series B Preferred Stock except with the proceeds of a qualified equity offering.

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      Following December 19, 2011 and until December 19, 2018 (unless the Series A Preferred Stock and Series B Preferred Stock has been redeemed or transferred to a third party), the Company may not, without the consent of the Treasury Department, pay any dividends on its capital stock that are in the aggregate greater than 103% of any dividends in the prior fiscal quarter. In addition, prior to December 19, 2018 (unless the Series A Preferred Stock and Series B Preferred Stock has been redeemed or transferred to a third party) the Company may not repurchase or acquire any equity security of the Company without the consent of the Treasury Department other than in certain circumstances specified in the Purchase Agreement. Following December 19, 2018, the Company may not pay any dividend or repurchase any equity securities without the consent of the Treasury Department unless the Series A Preferred Stock and the Series B Preferred Stock have been redeemed or the Treasury Department has transferred the securities. In addition, no shares of the Series B Preferred Stock may be redeemed unless all the shares of Series A Preferred Stock have been redeemed.

      In addition, under the Articles Supplementary for the Series A Preferred Stock and the Series B Preferred Stock, the Company's ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that it fails to declare and pay or set aside for payment full dividends on the Series A Preferred Stock and the Series B Preferred Stock, respectively.

Item 5.02.	Departure of directors or certain officers; election of directors; appointment of certain officers; compensation arrangements of certain officers.

The information concerning executive compensation set forth under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated by reference into this Item 5.02.

Item 5.03.	Amendment to articles of incorporation or bylaws; change in fiscal year.

      On December 15, 2008, the Company filed with the Maryland Department of Assessments and Taxation the Articles Supplementary to its Articles of Incorporation establishing the terms of the Series A Preferred Stock and the Series B Preferred Stock. The Articles Supplementary are attached as Exhibits 4.1 and 4.2 hereto and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Articles Supplementary for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.2	Articles Supplementary for the Fixed Rate Cumulative Perpetual Preferred Stock, Series B

4.3	Warrant to Purchase Fixed Rate Cumulative Perpetual Preferred Stock, Series B

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10.1

Letter Agreement, dated December 19, 2008, between Monadnock Bancorp, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

10.2	Waiver of Senior Executive Officers, dated December 12, 2008

10.3	Amendment to Benefit Plans and Related Consent of Senior Executive Officers

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MONADNOCK BANCORP, INC.

DATE: December 23, 2008	By:	/s/ William M. Pierce, Jr.

William M. Pierce, Jr.
President and Chief Executive Officer
(Duly authorized representative)

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EXHIBIT INDEX

Exhibit No.	Description

4.1	Articles Supplementary for the Fixed Rate Cumulative Perpetual Preferred Stock, Series A

4.2	Articles Supplementary for the Fixed Rate Cumulative Perpetual Preferred Stock, Series B

4.3	Warrant to Purchase Fixed Rate Cumulative Perpetual Preferred Stock, Series B

10.1

Letter Agreement, dated December 19, 2008, between Monadnock Bancorp, Inc. and the United States Department of the Treasury, which includes the Securities Purchase Agreement-Standard Terms attached thereto, with respect to the issuance and sale of the Series A Preferred Stock and the Warrant

10.2	Waiver of Senior Executive Officers, dated December 12, 2008

10.3	Amendment to Benefit Plans and Related Consent of Senior Executive Officers

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